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                                                                    EXHIBIT 23.1

[PETERSON SULLIVAN PLLC LOGO]

CERTIFIED PUBLIC ACCOUNTANTS                 TEL 206.382.7777 - FAX 206.382.7700
601 UNION STREET, SUITE 2300                 http://www.pscpa.com
SEATTLE, WASHINGTON 98101

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statements on Form S-8 (nos. 333-19323, 333-39354, and 333-39723) of our report dated September 18,
2004, with respect to the consolidated financial statements of Cathay Merchant Group, Inc. (formerly Equidyne Corporation) included in the Annual Report (Form 10-KSB) for the year ended July 31, 2004.

/s/ Peterson Sullivan PLLC
Seattle, Washington
October 28, 2004